UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2014

 CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Certain Officers.

The board of directors (the “Board of Directors”) of Celsion Corporation, a Delaware corporation (the “Company”), has approved the appointment of Khursheed Anwer, Ph.D., M.B.A., as Executive Vice President and Chief Scientific Officer – Nucleic Acid Therapy of the Company. Dr. Anwer, age 55, joined the Company in connection with the acquisition by CLSN Laboratories, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, of substantially all of the assets of Egen, Inc., an Alabama corporation (“EGEN”). Dr. Anwer’s appointment was effective on the closing of the acquisition, which occurred on June 20, 2014 as disclosed by the Company in a Current Report on Form 8-K filed on June 20, 2014.

Before joining Celsion, Dr. Anwer served as President and Chief Scientific Officer of EGEN from June 2009 to June 2014 and its Vice President of Research and Development from July 2002 to June 2009. Dr. Anwer served as a member of the board of directors of EGEN from December 2010 to June 2014. Before joining EGEN, Dr. Anwer was Director of Pre-Clinical Development at Valentis, Inc. from July 2000 to June 2002. From October 1993 to June 2000, he held several positions at GeneMedicine, Inc., where he led several research projects in the area of non-viral gene therapy. Dr. Anwer holds a Ph.D. in physiology/pharmacology from Ohio University and has received post-doctoral training from the University of Texas Health Science Center at Houston. Dr. Anwer is an adjunct faculty member in the Biology Department at the University of Alabama in Huntsville and a board member of the University of Alabama Business School, MBA STEP path.

The Company entered into an offer letter with Dr. Anwer effective as of June 20, 2014. Under the offer letter, Dr. Anwer will receive an annual base salary initially established at $298,000 and will be eligible for an annual incentive bonus, with his target bonus being 40 percent of his base salary. The compensation committee of the Board of Directors will determine his actual bonus amount each year. The offer letter also provides for Dr. Anwer to receive a stock option to purchase up to 30,000 shares of common stock of the Company at an exercise price equal to the per-share closing price of the common stock on the date of grant of the option. The option will vest in annual installments over a four-year period, subject to Dr. Anwer’s continued employment through each vesting date. The offer letter also provides for Dr. Anwer to receive 5,000 shares of common stock to be vested on the date of grant and to participate in the Company’s benefit plans made available to employees generally.

In addition, Dr. Anwer will receive certain retention compensation pursuant to a retention and severance agreement with the Company, including 35,000 restricted shares of common stock and a cash bonus of $150,000, both of which will vest in one installment on the third anniversary of his starting date, subject to his continue employment through that vesting date. If Dr. Anwer’s employment is terminated by the Company without cause (as such term is defined in the retention and severance agreement), he will be entitled to receive cash severance equal to twelve months of his base salary and reimbursement of his COBRA premiums for up to twelve months. Dr. Anwer’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

(e)           Compensatory Arrangements with Certain Officers.

The Board of Directors previously approved, subject to stockholder approval, amendments to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) that would (1) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2007 Plan by an additional 2,500,000 shares, (2) increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2007 Plan to 3,444,444 shares, (3) increase the limit on awards that may be granted to any one participant in a calendar year to 200,000 shares, (4) clarify certain rules used to determine the number of shares available for new grants under the 2007 Plan, (5) increase the term of the 2007 Plan to April 25, 2024, and (6) extend the Company’s authority to grant awards under the 2007 Plan intended to qualify as “performance-based awards” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the annual meeting of our stockholders that occurs in 2019. According to the results from the Company’s Annual Meeting of Stockholders held on June 20, 2014 (the “Annual Meeting”), the Company’s stockholders approved these amendments to the 2007 Plan. The foregoing description of the amendments is qualified in its entirety by reference to the text of the amended version of the 2007 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 30, 2014 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors until the 2017 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Dr. Augustine Chow	1,764,543	811,868	9,419,322
Mr. Frederick J. Fritz	2,467,567	108,844	9,419,322

In addition to the directors elected above, Dr. Max E. Link, Michael H. Tardugno, Dr. Alberto R. Martinez and Robert W. Hooper continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal, by the audit committee of the Board of Directors, to ratify the appointment of Stegman & Company as the independent registered public accounting firm for the fiscal year ending December 31, 2014, as described in the proxy materials, was approved with approximately 92.96% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1.17% voting against the proposal.

For	Against	Abstain
11,151,793	140,260	703,680

Proposal 3

In addition, at the Annual Meeting, stockholders approved amendments to the 2007 Plan as described under Item 5.02(e) above.  The stockholders’ votes with respect to the amendments to the 2007 Plan were as follows:

For	Against	Abstain	Broker Non-Votes
2,216,930	251,758	107,723	9,419,322

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Celsion Corporation 2007 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: June 23, 2014	By:	/s/Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Celsion Corporation 2007 Stock Incentive Plan, as amended